HYPERION 1999 TERM TRUST, INC. (the"Registrant")
              Amended Form N-SAR for the period ending November 30, 1997
                          File Number 811-06483





This report is signed on behalf of the Registrant in the City of New York and the State of New York on the 5th day of February, 1998




                                        HYPERION 1999 TERM TRUST, INC.






                                        By:      /s/ Clifford E. Lai
                                                 Clifford E. Lai
                                                 President




                                        Witness: /s/ Joe Tropeano
                                                 Joe Tropeano
                                                 Assistant Secretary